Exhibit 99.1

BridgeBio Pharma Reports Fourth Quarter and

Full Year 2024 Financial Results and Commercial Update

- As of February 17, 2025, 1,028 unique patient prescriptions for AttrubyTM have been written by 516 unique prescribers since FDA approval

- Attruby (acoramidis), the first and only near-complete TTR stabilizer (≥90%) was approved by the FDA to reduce cardiovascular death and cardiovascular-related hospitalization in ATTR-CM patients on November 22, 2024

- Acoramidis was approved as BEYONTTRATM in the EU on February 10, 2025, achieving a $75 million milestone payment and ongoing royalties in a tiered structure beginning in the low-thirties percent on sales in the EU

- Acoramidis demonstrated a 59% hazard reduction on the composite endpoint of all-cause mortality and first cardiovascular-related hospitalization in the variant ATTR-CM population by month 30; to the Company's knowledge, this benefit is the largest and the only statistically significant result in this patient population, which has an aggressive phenotype and poor prognosis

- Fully enrolled three global registrational studies – FORTIFY (BBP-418 for LGMD2I/R9), CALIBRATE (encaleret for ADH1), and PROPEL 3 (infigratinib for achondroplasia) – with last participant – last visit expected for each study before the end of 2025

- The Company ended the fourth quarter with $681 million in cash, cash equivalents, and short-term restricted cash. Further, the Company expects to receive $105 million in regulatory milestones in 1H 2025 from acoramidis Europe and Japan approvals

PALO ALTO, CA – February 20, 2025 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a new type of biopharmaceutical company focused on genetic diseases announced today its financial results for the fourth quarter and full year ended December 31, 2024, and provided an update on Attruby’s commercial progress.

Commercial Progress:

As of February 17, 2025, 1,028 unique patient prescriptions for Attruby have been written by 516 unique healthcare providers since FDA approval.

”I am very encouraged by the strength of the Attruby launch, with prescriptions being successfully filled across all patient types,” said Matt Outten, Chief Commercial Officer of BridgeBio. “In conversations with healthcare providers and patients, we have repeatedly heard that Attruby's category-leading results - time to separation of just three months, along with a 42% reduction in all-cause mortality and recurrent hospitalizations and a 50% reduction in cardiovascular hospitalizations at 30 months - set it apart as a clinically meaningful advancement for ATTR-CM. Combined with our industry-leading patient support programs, we believe Attruby is delivering a much-needed change in the treatment landscape.”

Pipeline Overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	Approved in U.S. and EU	Japan approval in 1H 2025
BBP-418 for LGMD2I/R9	FORTIFY, Phase 3 study enrollment completed	Last Participant – Last Visit and Topline results in 2H 2025
Encaleret for ADH1	CALIBRATE, Phase 3 study enrollment completed	Last Participant – Last Visit and Topline results in 2H 2025
Infigratinib for achondroplasia	PROPEL 3, Phase 3 study enrollment completed	Last Participant – Last Visit in 2H 2025
Infigratinib for hypochondroplasia	ACCEL, run-in for Phase 2 study ongoing	Enrollment completion date to be announced
BBP-812 for Canavan disease	CANaspire Phase 1/2 study ongoing	Enrollment completion date to be announced

Key Program Updates:

“It is exciting to see patients, physicians, and payers resonate with our message that the greater levels of TTR stabilization that Attruby delivers can be of benefit to the patients we serve and that the TTR protein is clinically important, not toxic.” said Neil Kumar, Ph.D., Founder and CEO of BridgeBio. “We look forward to continuing to partner with the community to ensure that we find all patients that can be helped and ease their path to getting on therapy, when appropriate, as much as possible.”

Attruby (acoramidis) – the first approved, near-complete (≥90%) TTR stabilizer for treatment of transthyretin amyloid cardiomyopathy (ATTR-CM):

•
On November 22, 2024, the U.S. Food and Drug Administration (FDA) approved Attruby (acoramidis), a near-complete TTR stabilizer (≥90%), to reduce cardiovascular death and cardiovascular-related hospitalization (CVH) in adult patients with ATTR-CM.
•
On February 10, 2025, the European Commission approved BEYONTTRA (acoramidis) for use in adult patients with ATTR-CM in the EU.
•
Preliminary results from the ongoing ATTRibute-CM open-label extension (OLE) study of Attruby in ATTR-CM were simultaneously published in Circulation and presented at the American Heart Association Scientific Sessions, showing that Attruby demonstrated statistically significant risk reduction of 36% on All-Cause Mortality (ACM) alone at month 36 within the OLE, and 46% (p<0.0001) and 48% (p<0.0001) reductions in the composite endpoint of ACM and recurrent CVH at months 36 and 42, respectively.
•
Attruby is supported by industry-leading access programs designed to ensure seamless treatment initiation and continuity for all patients with ATTR-CM.

BBP-418 – Glycosylation substrate in development for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):

•
FORTIFY, the Phase 3 clinical trial of BBP-418 in LGMD2I/R9, a rare genetic disorder caused by variants in the fukutin‑related protein (FKRP) gene, is fully enrolled with 112 participants. The trial is the largest prospective interventional study to ever be conducted in LGMD2I.
•
The Company expects to achieve last participant – last visit and report topline results of the interim analysis cohort in the second half of 2025.

•
If successful, we expect BBP-418 would be the first approved therapy for individuals living with LGMD2I/R9.

Encaleret – Calcium-sensing receptor (CaSR) antagonist in development for autosomal dominant hypocalcemia type 1 (ADH1) and postsurgical hypoparathyroidism (PSH):

•
CALIBRATE, the Phase 3 clinical trial of encaleret in ADH1, a genetic form of hypoparathyroidism, is fully enrolled with 71 participants. The trial is the largest prospective interventional study to ever be conducted in ADH1.
•
The Company expects to achieve last participant – last visit and report topline results in the second half of 2025.
•
If successful, we expect encaleret would be the first approved therapy indicated for individuals living with ADH1.
•
A Phase 2 study of encaleret in PSH is ongoing, with preliminary evidence suggestive of a differentiated profile for encaleret in PSH.

Infigratinib – FGFR1-3 inhibitor in development for achondroplasia and hypochondroplasia:

•
PROPEL 3, the Phase 3 clinical trial of infigratinib in achondroplasia, the most common form of disproportionate short stature, is fully enrolled with 114 participants randomized.
•
The Company expects to achieve last participant – last visit in the second half of 2025.
•
In November 2024, the Phase 2 PROPEL 2 study of infigratinib in children with achondroplasia was published in the New England Journal of Medicine.
•
If successful, we expect infigratinib would be the first approved oral therapy option for children living with achondroplasia.
•
The Company is currently enrolling the ACCEL run-in for a Phase 2 study of infigratinib in hypochondroplasia.

Financial Updates:

Cash, Cash Equivalents, and Short-term Restricted Cash

Cash, cash equivalents and short-term restricted cash, totaled $681.2 million as of December 31, 2024, compared to $392.6 million of cash, cash equivalents and short-term restricted cash as of December 31, 2023. The $288.6 million net increase in cash, cash equivalents and short-term restricted cash was primarily attributable to net proceeds received from the Funding Agreement of $488.8 million, net proceeds received from the term loan under the credit facility of $434.0 million, net proceeds received from various equity financings of $314.7 million, proceeds from the sale of investments in equity securities of $63.2 million, and special cash dividends received from investments in equity securities of $25.7 million. These increases in cash, cash equivalents and short-term restricted cash were primarily offset by the impacts of net cash used in operating activities of $520.7 million, refinancing the Company’s previous senior secured credit term loan, inclusive of prepayment fees and exit-related costs in aggregate of $473.4 million, purchases of equity securities of $20.3 million, Funding Agreement transaction related costs of $16.3 million, and the repurchase of shares to satisfy tax withholdings of $7.5 million during the year ended December 31, 2024.

Revenue

Revenue for the three months and year ended December 31, 2024, was $5.9 million and $221.9 million, respectively, as compared to $1.7 million and $9.3 million for the same periods in the prior year.

The increase of $4.2 million in revenue for the three months ended December 31, 2024, compared to the same period in the prior year, was primarily due to the recognition of $2.9 million in net product revenue from the first commercial sales of Attruby in the U.S. following the FDA approval on November 22, 2024, and services revenue received under the exclusive license and collaboration agreements with Bayer and Kyowa Kirin. Revenue for the three months ended December 31, 2023, primarily consisted of the recognition of services revenue under the Navire-BMS License Agreement, which terminated in June 2024.

The increase of $212.6 million in revenue for the year ended December 31, 2024, compared to the same period in the prior year, was primarily due to $207.7 million from recognition of the upfront payments and service revenue under the Bayer and the Kyowa Kirin exclusive license and collaboration agreements, and $2.9 million in net product revenue from the first commercial sales of Attruby following the FDA approval on November 22, 2024.

Operating Costs and Expenses

Operating costs and expenses for the three months and year ended December 31, 2024, were $231.9 million and $814.9 million, respectively, compared to $179.2 million and $616.7 million for the same periods in the prior year.

The overall increase of $52.7 million, in operating costs and expenses for the three months ended December 31, 2024, compared to the same period in the prior year, was primarily due to an increase of $47.2 million in selling, general and administrative (SG&A) expenses mainly to support commercialization of Attruby, which included costs incurred for marketing, advertising and hiring of a sales force in the U.S., an increase of $3.9 million in restructuring, impairment and related charges, and an increase of $1.6 million in research and development (R&D) expenses to advance the Company’s pipeline of R&D programs.

The overall increase of $198.2 million, in operating costs and expenses for the year ended December 31, 2024, compared to the same period in the prior year, was primarily due to an increase of $138.3 million in SG&A expenses related to costs primarily to support the commercial launch of Attruby which included costs incurred for marketing, advertising and hiring of a sales force in the U.S., an increase of $52.2 million in R&D expenses to advance the Company’s pipeline of R&D programs, and an increase of $7.7 million in restructuring, impairment and related charges. Operating costs and expenses for the year ended December 31, 2024, include $25.0 million of nonrecurring deal-related costs for transactions that were completed during the year ended December 31, 2024.

Restructuring, impairment and related charges for the three months and year ended December 31, 2024, amounted to $4.7 million and $15.6 million, respectively. These charges primarily consisted of impairments and write-offs of long-lived assets, severance and employee-related costs, and exit and other related costs. Restructuring, impairment, and related charges for the same periods in the prior year were $0.8 million and $7.9 million, respectively. These charges primarily consisted of winding down, exit costs, and severance and employee-related costs.

Stock-based compensation expenses included in operating costs and expenses for the three months ended December 31, 2024, were $36.4 million, of which $20.0 million is included in R&D expenses, $16.3 million is included in SG&A expenses, and less than $0.1 million is included in restructuring, impairment, and related charges. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $37.1 million, of which $22.5 million is included in R&D expenses, and $14.6 million is included in SG&A expenses.

Stock-based compensation expenses included in operating costs and expenses for the year ended December 31, 2024, were $113.9 million, of which $63.9 million is included in SG&A expenses, $49.8 million is included in R&D expenses, and $0.2 million is included in restructuring, impairment and related charges. Stock-based compensation expenses included in operating costs and expenses for the same period in the prior year were $115.0 million, of which $61.6 million is included in R&D expenses, and $53.4 million is included in SG&A expenses.

Total Other Income (Expense), net

Total other income (expense), net for the three months and year ended December 31, 2024, were ($40.2) million and $50.8 million, respectively, compared to $7.1 million and ($45.9) million for the same periods in the prior year.

The increase in total other expense, net of $47.3 million for the three months ended December 31, 2024, compared to the same period in the prior year, was primarily due to a decrease in other income, net of $20.1 million mainly due to market fair value adjustments from the Company’s investments in equity securities, a net loss from equity method investments of $16.7 million, an increase in interest expense, net of $9.6 million, and a decrease in interest income of $0.9 million.

The increase in total other income, net of $96.7 million for the year ended December 31, 2024 , compared to the same period in the prior year, was primarily due to gains the Company recognized on the deconsolidation of subsidiaries of $178.3 million. These gains were partially offset by recognition a net loss from equity method investments of $31.2 million, a loss on extinguishment of debt of $26.6 million, an increase in interest expense, net of $18.0 million, a decrease in other income, net of $5.0 million mainly due to market fair value adjustments from the Company’s investments in equity securities, and a decrease in interest income of $0.8 million.

Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share

For the three months and year ended December 31, 2024, the Company recorded a net loss attributable to common stockholders of BridgeBio of $265.1 million and $535.8 million, respectively, compared to $168.1 million and $643.2 million, respectively, for the three months and year ended December 31, 2023.

For the three months and year ended December 31, 2024, the Company reported a net loss per share of $1.40 and $2.88, respectively, compared to $0.96 and $3.95, respectively, for the three months and year ended December 31, 2023.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(1)	(Unaudited)	(1)
Revenue, net	$5,882	$1,745	$221,902	$9,303
Operating costs and expenses:
Research, development and other expenses	132,434	130,824	510,339	458,157
Selling, general and administrative	94,782	47,583	288,931	150,590
Restructuring, impairment and related charges	4,693	754	15,605	7,926
Total operating costs and expenses	231,909	179,161	814,875	616,673
Loss from operations	(226,027)	(177,416)	(592,973)	(607,370)
Other income (expense), net:
Interest income	4,683	5,578	17,249	18,038
Interest expense, net	(29,821)	(20,268)	(99,290)	(81,289)
Gain on deconsolidation of subsidiaries	—	—	178,321	—
Loss on extinguishment of debt	—	—	(26,590)	—
Net loss from equity method investments	(16,695)	—	(31,183)	—
Other income (expense), net	1,624	21,778	12,272	17,370
Total other income (expense), net	(40,209)	7,088	50,779	(45,881)
Loss before income taxes	(266,236)	(170,328)	(542,194)	(653,251)
Income tax expense	1,153	—	1,153	—
Net loss	(267,389)	(170,328)	(543,347)	(653,251)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	2,339	2,180	7,585	10,049
Net loss attributable to common stockholders of BridgeBio	$(265,050)	$(168,148)	$(535,762)	$(643,202)
Net loss per share, basic and diluted	$(1.40)	$(0.96)	$(2.88)	$(3.95)
Weighted-average shares used in computing net loss per share, basic and diluted	189,437,438	174,462,332	186,075,873	162,791,511

	Three Months Ended December 31,		Year Ended December 31,
Stock-based Compensation	2024	2023	2024	2023
	(Unaudited)	(1)	(Unaudited)	(1)
Research, development and other expenses	$20,004	$22,495	$49,844	$61,647
Selling, general and administrative	16,351	14,638	63,862	53,369
Restructuring, impairment and related charges	79	—	160	—
Total stock-based compensation	$36,434	$37,133	$113,866	$115,016

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2024	2023
	(Unaudited)	(1)
Assets
Cash and cash equivalents	$681,101	$375,935
Investments in equity securities	—	58,949
Accounts receivable	4,722	1,751
Short-term restricted cash	126	16,653
Prepaid expenses and other current assets	34,743	24,305
Investment in nonconsolidated entities	143,747	—
Property and equipment, net	7,011	11,816
Operating lease right-of-use assets	5,767	8,027
Intangible assets, net	23,926	26,319
Other assets	18,195	22,625
Total assets	$919,338	$546,380
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders’ Deficit
Accounts payable	$9,618	$10,655
Accrued and other liabilities	125,672	122,965
Operating lease liabilities	9,202	13,109
Deferred revenue	31,699	9,823
2029 Notes, net	738,872	736,905
2027 Notes, net	545,173	543,379
Term loan, net	437,337	446,445
Deferred royalty obligation, net	479,091	—
Other long-term liabilities	286	5,634
Redeemable convertible noncontrolling interests	142	478
Total BridgeBio stockholders' deficit	(1,467,904)	(1,354,257)
Noncontrolling interests	10,150	11,244
Total liabilities, redeemable convertible noncontrolling interests and stockholders’ deficit	$919,338	$546,380

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2023 are derived from the audited consolidated financial statements as of that date.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2024	2023
	(Unaudited)	(1)
Operating activities:
Net loss	$(543,347)	$(653,251)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	95,800	108,710
Loss on extinguishment of debt	26,590	—
Accretion of debt	15,763	8,907
Depreciation and amortization	6,075	6,494
Noncash lease expense	4,110	4,032
Accrual of payment-in-kind interest on term loan	—	10,207
Net loss from equity method investments	31,183	—
Loss (gain) on deconsolidation of subsidiaries	(178,321)	1,241
Loss (gain) from investment in equity securities, net	(8,136)	(18,314)
Impairment of long-lived assets	271	—
Other noncash adjustments, net	(2,756)	(803)
Changes in operating assets and liabilities:
Accounts receivable	(2,971)	15,328
Prepaid expenses and other current assets	(13,918)	(2,702)
Other assets	1,542	(1,546)
Accounts payable	1,512	2,780
Accrued compensation and benefits	16,986	7,802
Accrued research and development liabilities	8,729	(9,855)
Operating lease liabilities	(5,902)	(4,829)
Deferred revenue	21,875	(5,438)
Accrued professional and other liabilities	4,189	3,517
Net cash used in operating activities	(520,726)	(527,720)
Investing activities:
Purchases of marketable securities	(93,811)	(29,726)
Maturities of marketable securities	95,000	82,550
Purchases of investments in equity securities	(20,271)	(107,538)
Proceeds from sales of investments in equity securities	63,229	110,556
Proceeds from special cash dividends received from investments in equity securities	25,682	—
Payment for an intangible asset	(7,975)	—
Purchases of property and equipment	(933)	(1,306)
Decrease in cash and cash equivalents resulting from deconsolidation of subsidiaries	(140)	(503)
Net cash provided by investing activities	60,781	54,033
Financing activities:
Proceeds from royalty obligation under Funding Agreement	500,000	—
Issuance costs and discounts associated with royalty obligation under Funding Agreement	(27,513)	—
Proceeds from term loan under Amended Financing Agreement	450,000	—
Issuance costs and discounts associated with term loan under Amended Financing Agreement	(15,986)	—
Repayment of term loans	(473,417)	—
Proceeds from issuance of common stock through public offerings, net	314,741	449,810
Proceeds from BridgeBio common stock issuances under ESPP	4,502	3,398
Proceeds from stock option exercises, net of repurchases	3,656	6,008
Transactions with noncontrolling interests	—	(801)
Repurchase of RSU shares to satisfy tax withholding	(7,526)	(6,880)
Net cash provided by financing activities	748,457	451,535
Net increase (decrease) in cash, cash equivalents and restricted cash	288,512	(22,152)
Cash, cash equivalents and restricted cash at beginning of year	394,732	416,884
Cash, cash equivalents and restricted cash at end of year	$683,244	$394,732

	Year Ended December 31,
	2024	2023
	(Unaudited)	(1)
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$91,342	$61,108
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid property and equipment	$279	$100
Transfers to noncontrolling interests	$(5,819)	$(10,534)
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$681,101	$375,935
Restricted cash	126	16,653
Restricted cash — Included in “Other assets”	2,017	2,144
Total cash, cash equivalents and restricted cash at end of period shown in the consolidated statements of cash flows	$683,244	$394,732

About Attruby™ (acoramidis)

INDICATION

Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.

IMPORTANT SAFETY INFORMATION

Adverse Reactions

Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).

About BEYONTTRA ™ (acoramidis)

On 10 February 2025, the European Commission granted Marketing Authorization for BEYONTTRA™ (acoramidis) for the treatment of wild-type or variant transthyretin amyloidosis in adult patients with cardiomyopathy (ATTR-CM). For full prescribing information, please refer to the Summary of Product Characteristics (SmPC).

About BridgeBio Pharma, Inc.

BridgeBio Pharma (BridgeBio) is a new type of biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn, Twitter and Facebook.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates”, “believes” “continues”, “estimates”, “expects”, “hopes”, “intends”, “may”, “plans”, “projects”, “remains”, “seeks”, “should”, “will”, and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to our expectations regarding the commercial success of Attruby; our clinical trials, including the timing of the last participant-last visit and topline data readouts for each of FORTIFY, CALIBRATE and PROPEL 3; the potential for encaleret to become a new treatment for ADH1; the potential for BBP-418 to become a new treatment for LGMD2I/R9; the potential for infigratinib to become a new treatment for achondroplasia; timing of approval of Attruby for ATTR-CM in Japan; and our anticipated funding of our current operations and related timelines; and our expectations regarding reaching regulatory milestones and receipt of milestone payments, among others, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from our preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations our product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for our product candidates, the FDA or such other regulatory agencies not agreeing with our regulatory approval strategies, components of our filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of our collaborations, our ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in our share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:
Bubba Murarka, EVP Communications
contact@bridgebio.com
(650)-789-8220